138 Putnam Street
PO Box 738
Marietta, OH 45750-073
www.peoplesbancorp.com
NEWS RELEASE
FOR IMMEDIATE RELEASE
April 12, 2019
Contact: Chuck W. Sulerzyski
President and CEO
Peoples Bancorp Inc.
(740)374-6163

PEOPLES BANCORP COMPLETES ACQUISITION OF
FIRST PRESTONSBURG BANCSHARES INC.
_____________________________________________________________________

MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO), parent company of Peoples Bank, announced today that it has completed its acquisition of First Prestonsburg Bancshares Inc. (“First Prestonsburg”) and First Prestonsburg’s wholly-owned subsidiary, First Commonwealth Bank of Prestonsburg, Inc. (“First Commonwealth”). The acquisition became effective as of the close of business on April 12, 2019, in a transaction valued at approximately $43.7 million. Peoples and First Prestonsburg first announced that they had entered into an agreement to merge in October of last year.
The completed acquisition included the merger of First Commonwealth into Peoples Bank. As a result, First Commonwealth’s nine full-service banking locations, eight located in and around the Prestonsburg and Pikeville markets in eastern Kentucky and one located in Georgetown, Kentucky, just north of Lexington, will operate as branches of Peoples Bank. Under the terms of the agreement, shareholders of First Prestonsburg will receive 12.512 shares of Peoples common stock for each share of First Prestonsburg common stock. In addition, prior to the closing of the merger, First Prestonsburg paid a special aggregate cash distribution of $11.275 million to its shareholders.
“We are excited to complete this transaction, which expands our presence in eastern Kentucky,” said Chuck Sulerzyski, President and Chief Executive Officer of Peoples. “We are thankful for the hard work and dedication of the employees of First Prestonsburg and Peoples in completing this transaction. In the months ahead, we will begin introducing clients in the First Prestonsburg communities to our expanded array of products and services, including electronic banking services, investments and retirement planning solutions, insurance, and an increased commercial banking capacity.”
At December 31, 2018, First Prestonsburg had approximately $308.5 million in total assets, $140.1 million in total loans and $236.6 million in total deposits.
Peoples was advised by Raymond James & Associates, Inc. and the law firm of Dinsmore & Shohl LLP. First Prestonsburg was advised by ProBank Austin and the law firm of Stoll Keenon Ogden PLLC.
Peoples is a diversified financial services holding company with $4.3 billion in total assets, 89 locations, including 80 full-service bank branches, and 86 ATMs in Ohio, West Virginia and Kentucky. Peoples makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. Peoples’ common shares are traded on the Nasdaq Global Select

Market® under the symbol “PEBO”, and the Company is a member of the Russell 3000 index of US publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in Peoples’ filings with the Securities and Exchange Commission (“SEC”). As a result, actual results may differ materially from the forward-looking statements in this news release.
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

END OF RELEASE